SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 3, 1997
                        (Date of earliest event reported)


                                   AMNEX, INC.
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               (Exact name of Registrant as specified in charter)


New York                              0-17158                   11-2790221
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



     101 Park Avenue, New York, New York                              10178
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    (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (212) 867-0166


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Item 5. Other Events.

     On June 3, 1997, the Company borrowed $2,000,000 for working capital purposes from an irrevocable trust established by Francesco Galesi (the "Galesi Trust"). Mr. Galesi is a director of the Company. The promissory note evidencing the loan (the "Note") provides for interest at the rate of 10% per annum and the payment of the principal amount thereof within 15 days following receipt of demand for payment. The Company's repayment obligation is secured by a security interest in certain accounts receivable of certain of its subsidiaries.

     In consideration for the loan, the Company granted to the Galesi Trust a warrant for the purchase of 500,000 common shares of the Company ("Common Shares") at an exercise price of $2.3125 per share, such warrant being exercisable during the period commencing on June 3, 1999 and expiring on June 3, 2007. In the event the Note is not paid timely, the Company will be obligated to issue to the Galesi Trust an additional like warrant for the purchase of 100,000 Common Shares.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMNEX, INC.


Dated: July 2, 1997                       By: /s/ Alan J. Rossi
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                                              Alan J. Rossi
                                              Chairman of the Board